Exhibit 10.4

WMS Gaming Inc.

800 S. Northpoint Boulevard

Waukegan, Illinois 60085

Mr. Ken Lochiatto	December 7, 2012
c/o WMS Gaming Inc.
800 South Northpoint Boulevard
Waukegan, IL 60085

Dear Ken:

Reference is made to the Employment Agreement made between you and WMS Gaming Inc., dated March 11, 2010 (the “Employment Agreement”). The Employment Agreement is hereby amended as follows, effective November 1, 2012:

1. Section 4 of the Employment Agreement is hereby amended by adding the following sentence as the third sentence thereof:

“Such payments will commence within 60 days after Employee’s termination of employment; provided that Employee has signed and delivered to the Corporation a complete release of claims against the Corporation and such release of claims has become irrevocable; and, provided further, that if the period during which Employee may execute the release of claims spans two calendar years, payments will commence in the second calendar year regardless of when Employee executes and submits the release of claims.”

2. Except as expressly modified herein, the terms and conditions of the Employment Agreement shall remain in full force and effect.

Please indicate your agreement to the foregoing by signing this letter in the place provided below.

Yours very truly,

WMS GAMING INC.

By:	/s/ Brian R. Gamache
Brian R. Gamache

Accepted and Agreed to:

/s/ Ken Lochiatto
Ken Lochiatto 12/10/2012